UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant [X]

Filed by a Party other than the [  ] Registrant

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to §240.14a-12

OVERSEAS SHIPHOLDING GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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[ ]	Fee paid previously with preliminary materials.
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EXPLANATORY NOTE

This Amendment No. 1 to Schedule 14A (the “Amendment”) is being filed to amend the definitive proxy statement of Overseas Shipholding Group, Inc. (the “Company”) for the Company’s 2021 Annual Meeting of Stockholders (the “Proxy Statement”), which was filed with the Securities and Exchange Commission on April 13, 2021. The Amendment corrects an error in Proposal Three – Ratification of Appointment of the Independent Registered Public Accounting Firm regarding the fees that the Company paid to Grant Thornton LLP and Ernst & Young LLP for 2019 and 2020.

No other changes have been made to the Proxy Statement. This Amendment does not reflect events occurring after the date of the Proxy Statement or modify or update disclosures that may have been affected by subsequent events. All other items of the Proxy Statement are incorporated herein by reference without change. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings assigned to such terms in the Proxy Statement. This Amendment should be read in conjunction with the Proxy Statement.

If you have already voted on Proposal 3, you do not need to take any further action unless you wish to change your vote. If you have previously voted and would like to change your vote with respect to Proposal 3, as amended hereby, you may change your vote in the manner set forth in the Proxy Statement. Any previously submitted proxy votes for Proposal 3 that are not revoked will be voted in accordance with the proxies as originally cast with respect to Proposal 3. Other important information regarding how to vote your shares and revoke proxies already cast is available in the Proxy Statement under the caption “Information Concerning Solicitation and Voting.”

AMENDMENT TO PROXY STATEMENT

In connection with Proposal Three – Ratification of Appointment of the Independent Registered Public Accounting Firm, the section entitled “Fees Paid to the Independent Registered Public Accounting Firm” is amended and restated as indicated below:

Fees Paid to the Independent Registered Public Accounting Firm

The following table represents professional audit services fees incurred by OSG to Grant Thornton and EY for the audit of our annual financial statements for the fiscal year ended December 31, 2020 and to EY for the audit of our annual financial statements for the fiscal year ended December 31, 2019, and fees billed for other services incurred by OSG to Grant Thornton and EY, respectively, during those periods.

Fee Type	Fiscal Year 2020 (Grant Thornton) $	Fiscal Year 2020 (EY) $	Fiscal Year 2019 (EY) $
Audit Fees (1)	662,000	333,000	1,068,000
All Other Fees (2)	—	36,000	36,000
Total	662,000	369,000	1,104,000

(1)	Audit fees include fees for professional services rendered for the audit of our annual financial statements; the review of the financial statements included in our Forms 10-Q; Sarbanes-Oxley Section 404 attestation procedures; expenses incurred related to the performance of the services noted above; financial audits and reviews for certain of the Company’s subsidiaries and services associated with documents filed with the SEC.
(2)	All other fees incurred by us to EY in were related to agreed-upon procedures for American Tanker, Inc. and access to EY’s Atlas US technical guidance.

The Audit Committee considered whether the provision of services described above under “All Other Fees” were compatible with maintaining EY’s independence. The Company does not believe that any reasonable concerns about the objectivity of EY in conducting the audit of the Company’s financial statements are raised as a result of the fees paid for non-audit-related services.